SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C. 20549

                                  FORM 8-K
                               CURRENT REPORT


                   Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


              Date of Report (Date of earliest event reported):
                                April 1, 1998


                                 NBTY, INC.
             --------------------------------------------------
             (Exact name of registrant as specified in charter)


              DELAWARE             0-10666           11-2228617
           ---------------       -----------       --------------
           (State or other       (Commission        (IRS Employer
           jurisdiction of        File No.)        identification
           incorporation)                              number)

                  90 Orville Drive, Bohemia, New York 11716
            ----------------------------------------------------
            (Address of principal executive office and zip code)

                Registrant's telephone number  (516) 567-9500
                                               --------------


ITEM 5.  Other Events
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      On April 1, 1998, NBTY, Inc. a Delaware corporation ("NBTY"), entered into an Agreement and Plan of Merger (the "Merger Agreement"), with Nutrition Headquarters, Inc., a Delaware corporation ("Nutrition"), Lee Nutrition, Inc., a Delaware corporation ("Lee"), Nutro Laboratories, Inc., a New Jersey corporation ("Nutro"), Michael C. Slade ("Slade"), Abraham Feldman Trust f/b/o Ruth Slade u/a 1/21/91 (the "Ruth Trust"), Abraham Trust f/b/o E. Steven Lenger u/a 1/21/91 (the "Steven Trust"), and Nutrition Headquarters (DE), Inc., a Delaware corporation and a wholly-owned subsidiary of NBTY ("Merger Sub"), pursuant to which Nutrition, Lee and Nutro will be merged into Merger Sub (the "Merger"), and Merger Sub will be the surviving corporation. In the Merger, NBTY will issue an aggregate of 9 million shares of its Common Stock, $0.008 par value ("NBTY Common Stock"), having a total dollar value of approximately $180 million (on April 1, 1998), as follows: the holders of Nutrition Common Stock, $1.00 par value, will receive an aggregate of approximately 5.4 million shares of NBTY Common Stock; the holders of Lee Common Stock, $1.00 par value, will receive an aggregate of approximately 1.8 million shares of NBTY Common Stock; and the holder of Nutro Common Stock, no par value, will receive an aggregate of approximately 1.8 million shares of NBTY Common Stock.

      If the price of NBTY Common Stock on the Effective Date of the Merger is more than $20.00 per share, then the number of shares of NBTY Common Stock will be reduced such that NBTY, on the one hand, and the stockholders of Nutrition, Lee and Nutro, on the other hand, share 50% of the amount in excess of $20.00.

      NBTY will acquire 100% of Nutrition Common Stock, $1.00 par value ("Nutrition Common Stock"), Lee Common Stock, $1.00 par value ("Lee Common Stock"), and Nutro Common Stock, no par value ("Nutro Common Stock"), which constitute all of the voting securities of such acquired entities. Upon consummation of the Merger, NBTY will have approximately 65 million shares of Common Stock outstanding.

      The number of shares of NBTY Common Stock referred to above gives effect to the three-for-one stock split of NBTY Common Stock, in the nature of a stock dividend of two shares of NBTY Common Stock for each share outstanding, payable on April 3, 1998 to stockholders of record on March 23, 1998.

      The parties intend that the Merger qualify as a tax-free reorganization in accordance with Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended.

      Consummation of the Merger is subject to the satisfaction of certain conditions, including (i) the expiration or early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and (ii) either an administrative Consent Order or approval of a Remediation Agreement from the New Jersey Department of Environmental Protection.

      The Merger Agreement has been approved by the stockholders of Nutrition, Lee and Nutro, each of whom signed and delivered the Merger Agreement, by the Board of Directors of NBTY, and by the Board of Directors and sole stockholder of Merger Sub.

      An Amendment to this report will be filed on a timely basis upon consummation of the transaction contemplated by the Agreement and Plan of Merger.



ITEM 7.  Financial Statements and Exhibits.
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      (i) Agreement and Plan of Merger dated April 1, 1998.



                                  SIGNATURE


Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized.



                                       NBTY, Inc.



                                       By: /s/ Harvey Kamil
                                           --------------------------------
                                           Harvey Kamil
                                           Executive Vice President


Dated: April 7, 1998